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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported)   February 1, 2000
                                                    -------------------



                           BOSTON LIFE SCIENCES, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)

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
          Delaware                             0-6533         87-0277826
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(State or other jurisdiction of               (Commission    (I.R.S. Employer Identification No.)
  incorporation or organization)              File No.)

137 Newbury Street
8th Floor
Boston, Massachusetts                                            02116
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(Address of principal executive offices)                        Zip Code
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Registrant's telephone number, including area code    (617)  425-0200
                                                    -----------------
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Item 5.  Other Events.
         -------------
On February 1, 2000, the Company announced that its collaborating scientists had isolated the molecular target of its Central Nervous System (CNS) growth factors, AF-1 and Inosine. This target appears to be an enzyme within CNS neurons that specifically controls axon growth of all CNS nerve cells whether in the brain or in the spinal cord. Activation of this enzyme by Inosine and AF-1 is apparently sufficient to overwhelm the natural inhibitory factor(s) such as Nogo that ordinarily prevent nerve regeneration in the CNS. Such regeneration had not been achieved to any substantial degree until AF-1 and Inosine were demonstrated as capable of stimulating significant axonal regrowth in the corticospinal tract.

The Company believes that the identification of this control enzyme represents a critical breakthrough in understanding the mechanisms underlying CNS nerve regeneration. Based on data published in the November 9, 1999 issue of the Proceedings of the National Academy of Sciences (PNAS), stimulation of this enzyme by Inosine appeared to be far more effective in stimulating axon growth in the motor tracts of the spinal cord following experimental injury than the use of antibodies to counteract the natural axon growth inhibitor, Nogo.

On February 2, 2000, the Company announced that H.C. Wainwright & Co., a Boston-based brokerage and investment banking firm, had initiated research coverage of the company with a buy rating. H. C. Wainwright & Co., Inc. founded in 1868 and based in Boston, is a leading source of high-quality equity research, investment banking, asset management consulting, retail and institutional securities brokerage, and other financial advisory services. The firm's strong background in equity research enables it to provide institutional and individual clients with accurate and up-to-date investment information and counsel.

On February 11, 2000, the Company announced that it would review its development strategy for its Attention Deficit Hyperactivity Disorder (ADHD) diagnostic and therapeutic technologies at the BIO 2000 CEO & Investor Conference in New York on Wednesday, February 16th.

The Company's diagnostic radioimaging agent, Altropane(TM), and its potential application as the first objective, biochemical test for Attention Deficit Hyperactivity Disorder (ADHD) was discussed in the current February 6, 2000 issue of the Boston Globe Magazine. The Boston Globe article detailed the growing concern among parents, educators and health professionals regarding the accuracy of current purely psychosocial criteria used to diagnose ADHD, particularly in children, and the related problem of the inappropriate use of potentially addictive stimulant medication for this poorly-defined condition.

The potential utility of Altropane as an ADHD diagnostic was also previously featured in the November 22, 1999 issue of Business Week. The initial clinical study results demonstrating that Altropane could detect a significantly abnormal elevation in the number of dopamine transporters (DATs) in the brains of subjects with longstanding ADHD were published in the December 17, 1999 issue of the prestigious British medical journal The Lancet.

It is currently estimated that approximately 1.5 million adults and 5 million children are categorized as ADHD, and an additional 500,000 new cases are identified annually. The Company believes that Altropane, if approved, has the potential to become one of the largest selling radiopharmaceuticals ever developed.

The Company will also provide an important update at the BIO 2000 Conference of its program to develop therapies for both Parkinson's Disease and ADHD.

Item 7.               Exhibits.
                      ---------
The following Exhibits are filed as part of this report on Form 8-K:

     99.1             Press Release, dated February 1, 2000.
     99.2             Press Release, dated February 2, 2000.
     99.3             Press Release, dated February 11, 2000.



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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                             BOSTON LIFE SCIENCES, INC.


Dated:  February 15, 2000                    By:  /s/Joseph Hernon
                                                  -----------------
                                                  Joseph Hernon
                                                  Chief Financial Officer

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                           BOSTON LIFE SCIENCES, INC.

                           CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX


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        Exhibit No.                                                         Pages
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

          99.1               Press Release, dated February 1, 2000           4
          99.2               Press Release, dated February 2, 2000           5
          99.3               Press Release, dated February 11, 2000          6
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